Exhibit 8.2

April 2, 2002

Board of Directors
Helix Hearing Care of America Corp.
7100 Jean-Talon East, Suite 610
Montreal, Quebec
Canada, H1M 3S3

Ladies and Gentlemen:

We have acted as Canadian counsel to Helix Hearing Care of America Corp., a Canadian corporation (the “Company”), in connection with the proposed business combination (the “Combination”) with HEARx Ltd., a Delaware corporation, pursuant to an Amended and Restatement Merger Agreement. The Combination and certain proposed transactions incident thereto are described in the Joint Proxy Statement/Prospectus contained in the HEARx Ltd.'s Form S-4 Registration Statement (File No. 333-73022) filed with the Securities and Exchange Commission on November 8, 2001 (the “Registration Statement”). This opinion is being rendered pursuant to the requirements of Item 21 of Form S-4 under the Securities Act of 1933, as amended.

In connection with this opinion, we have examined and relied upon without independent investigation as to matters of fact the Registration Statement, including the Joint Proxy Statement/Prospectus, and such other documents as we have considered relevant for purposes of this opinion. Our opinion is expressly conditioned on, among other things, the accuracy and completeness as of the date hereof, and the continuing accuracy, of all of such facts, information, covenants, statements and representations included in these documents through and as of the date of consummation of the filing. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

In rendering our opinion, we have considered the applicable provisions of the Income Tax Act (Canada), the regulations thereunder, our understanding of the current published administrative practices and policies of the Canada Customs and Revenue Agency (the “Agency”), all in effect as of the date hereof. We have also considered the specific proposals to amend the Income Tax Act (Canada) and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof. Because this opinion is being delivered prior to the Effective Date (as defined in the Registration Statement) of the Combination, it must be considered prospective and dependent on future events. There can be no assurances that changes in the law will not take place that could affect the Canadian federal income tax consequences of the Combination or that contrary position may not be taken by the Agency.

Based upon and subject to the foregoing, the summary contained under the heading “Federal Income Tax Considerations Relating to the Arrangement – Canadian Federal Income Tax Considerations” in the Registration Statement, subject to the limitations and qualifications described therein, is our opinion of the material Canadian federal income tax consequences to the shareholders of the Company relating to the combination insofar as it relates to statements of law or legal conclusions.

We have not considered and render no opinion on any aspect of law other than as expressly set forth above.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and consent to the use of our name in connection therewith. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion has been delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon for any other purpose or by any other person or entity, and may not be made available to any other person or entity without our prior written consent. Our opinion speaks only as of the date hereof and we disclaim any duty to update such opinion.

Yours truly,

Fraser Milner Casgrain LLP